 Exhibit 10.2

Sales Executive Compensation Plan Description and Summary Form of Notice
Effective June 27, 2005

[ INSERT NAME ]

Annual Target Compensation Mix

Base Salary:	USD
Target Incentive (TI):	USD __% of Base Salary

On Target Earnings (OTE):	USD

OTE Quarterly Plan Components

I.	Quarterly Geographic (Products and Service) Revenue Bonus

Quarterly Revenue Bonus equals 40% of total TI (10% each quarter).
Paid quarterly based on performance against quarterly revenue plan.
Quarterly bonus payment per Table I, Schedule A, if Contribution Margin target is not achieved in the same quarter.
Quarterly bonus payment per Table I, Schedule C, if Contribution Margin target is achieved in the same quarter.
Accelerators on revenue component are not paid unless Contribution Margin target is achieved in the same quarter.

II.	Quarterly Geographic Contribution Margin
Quarterly Contribution Margin equals 60% of total TI (15% each quarter).
Paid quarterly based on performance against Quarterly Geographic Contribution Margin Plan.
Quarterly bonus payment per Table I, Schedule B.
Measurement is based on Geographic Contribution Margin dollars.

Approved by:	Date: